                                                                                           Dated: 03/24/00

                                             MARSICO CAPITAL MANAGEMENT, LLC
                                               THE MARSICO INVESTMENT FUND
                                             PERSONAL TRADING CODE OF ETHICS

I.       INTRODUCTION AND OVERVIEW
         -------------------------

         In our efforts to ensure that  Marsico  Capital  Management,  LLC  ("MCM") and The Marsico  Investment  Fund (the
"Funds" and, together with MCM, "Marsico") develop and maintain a reputation for integrity and high ethical standards,  it is essential not only that MCM and its employees  comply with relevant  federal and state  securities  laws, but also that we maintain high standards of personal and professional  conduct.  Marsico's  Personal Trading Code of Ethics (the "Code")
is designed to help ensure that we conduct our business consistent with these high standards.

         As  officers,  directors,  trustees,  principals  and  employees  of a  registered  investment  adviser  and/or a registered  investment  company, we owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own  interests.  A critical  component of our fiduciary duty is to avoid  potential  conflicts of interest.  Accordingly,  you must  avoid  activities,  interests,  and  relationships  that might  interfere  or appear to interfere with making  decisions in the best interests of Fund  shareholders  and other  advisory  clients of MCM.  Please bear in mind that a conflict of interest can arise even if there is no  financial  loss to our clients and  regardless  of the employee's  motivation.  Many potential  conflicts of interest can arise in connection with employee  personal trading and related activities.

         The Code is designed to address  and avoid  potential  conflicts  of  interest  relating to personal  trading and related activities and is based on three underlying principles:

(1)      We must at all times place the  interests of our  shareholders  (including  both the Funds and private  accounts)
     first. In other words, as a fiduciary you must  scrupulously  avoid serving your own personal  interests ahead of the interests of Marsico clients.

(2)      We must make sure that all personal securities  transactions are conducted consistent with the Code and in such a manner as to avoid any actual or potential  conflicts of interest or any abuse of an  individual's  position of trust and responsibility.

(3)      Investment  company  personnel  should  not take  inappropriate  advantage  of their  positions.  The  receipt of investment opportunities,  perquisites,  or gifts from persons seeking business with Marsico could call into question the exercise of your independent judgment.

         The Code  contains a number of  "rules"  and  procedures  relating  to  personal  trading  by  Marsico  officers, directors,  trustees,  employees and their  families.  It is your  responsibility  to become familiar with the Code and to abide by the Code.  Compliance with the Code is a condition to your  employment  with MCM.  Violations of the Code will be taken  seriously  and could  result in  sanctions  against  the  violator,  which  sanctions  can include  termination  of employment.

         As with all  policies  and  procedures,  the Code was  designed to cover a myriad of  circumstances  and conduct;
however,  no policy can  anticipate  every  potential  conflict of interest  that can arise in  connection  with  personal trading.  Consequently,  you are  expected  to abide not only by the  letter of the  Code,  but also by the  spirit of the
Code.  Whether or not a specific  provision of the Code addresses a particular  situation,  you must conduct your personal trading  activities in accordance  with the general  principles  contained in the Code and in a manner that is designed to avoid any actual or potential  conflicts  of interest.  Marsico  reserves the right,  when it deems  necessary in light of particular  circumstances,  either to impose more stringent  requirements on employees or to grant exceptions to the Code.
Exemptions  from the Code must be fully  documented by the  Compliance  Department.  Exemptions  generally will be granted only where the Compliance  Officer has determined  that there would be no harm to MCM's client  accounts or the Funds as a result.

         Because  governmental  regulations and industry standards relating to personal trading and potential conflicts of interest can change over time,  Marsico  reserves the right to modify any or all of the policies and  procedures set forth in the Code.  Should Marsico revise the Code, you will receive written  notification  from the Compliance  Officer.  It is your  responsibility  to  familiarize  yourself with any  modifications  to the Code. If you have any questions  about any aspect of the Code, or if you have  questions  regarding  application of the Code to a particular  situation,  contact the
Compliance Officer or the General Counsel.

II.      PERSONS COVERED BY THE CODE
         ---------------------------

         The policies and procedures set forth in the Code apply to all officers,  principals and employees of MCM and the officers,  trustees and  employees (if any) of the Funds  (collectively,  "Marsico  Employees").  The Code also applies to all temporary employees who work for Marsico (together with Marsico Employees, "Employees").

         The policies and  procedures set forth in the Code also apply to all members of an Employee's  immediate  family, which for purposes of the Code refers to: (1) any person  living in the  Employee's  household  (whether or not related to you) and/or (2) any person to whose  financial  support the  Employee  makes a  significant  contribution  (together  with
Employees,  "Covered  Persons").  The definition of "an Employee's  immediate  family" set forth in Clause (1) above shall not apply to any platonic roommates of an Employee.

Outside Trustees
----------------

         Special rules apply to non-interested  trustees of the Funds (the "Outside Trustees").  An Outside Trustee is not
subject to the personal  trading ban, nor is he or she required to pre-clear  personal  trading  transactions  unless that
Outside  Trustee  knew, or in the ordinary  course of the  fulfillment  of his or her official  duties as a trustee of the
Funds,  should have known that during the 15-day  period  immediately  preceding or after the date of a  transaction  in a security by the Outside  Trustee that such  security was  purchased or sold by the Funds or by MCM or that the purchase or sale of that  security  was  considered  by the Funds or by MCM.  Outside  Trustees  are not required to report to Marsico their personal  securities  transactions on a quarterly  basis,  nor are they required to report to Marsico their holdings on an annual basis.

III.     PROHIBITION ON PERSONAL TRADING
         -------------------------------

         Personal  investing by investment  personnel  and  investment  management  firm  employees  can create  potential conflicts  of  interest  and the  appearance  of  impropriety.  Further,  Marsico  believes  that the  personal  investing activities  of its  Employees can distract  from our service to our clients by diverting  resources  and/or  opportunities from the  management  of our clients'  accounts.  Consequently,  Marsico has  determined  generally  to prohibit  personal
                                                                                                        --------
trading by Covered Persons.  This means that unless a Covered Person's  proposed  transaction is an Exempted  Transaction,
Covered  Persons are  prohibited  from  acquiring  securities  for  accounts in which the Covered  Person has a beneficial interest.  Securities  exempted  from the policies  and  procedures  of the Code are  described in Section IV of the Code.
Section V of the Code sets forth the  procedures  to follow  when  selling  securities  that were  acquired by the Covered
Person prior to his or her association with Marsico.

IV.      EXEMPTED TRANSACTIONS
         ---------------------

         The policies and procedures set forth in the Code regarding personal  investing apply to all personal  securities
                                                                                                  ---
transactions by Covered  Persons,  unless such transaction is an Exempted  Transaction,  as defined below. If you have any doubt as to the  applicability  of the Code to a particular  transaction,  contact the  Compliance  Officer or the General
Counsel.

         The Code (including the general  prohibition on personal trading,  the Preclearance  procedures and the reporting requirements)  does not apply to the following types of  transactions,  which are referred to as "Exempted  Transactions."
As a result,  Covered  Persons may engage in Exempted  Transactions  without  following  the  procedures  set forth in the
Code.  Exempted Transactions are personal securities transactions by Covered Persons in the following:

1.       Shares of  registered  open-end  mutual  funds and money  market  funds  (please  note that shares of  closed-end investment companies are not included in the definition of Exempted Transactions);

2.       Treasury bonds,  Treasury notes,  Treasury bills,  U.S. Savings Bonds, and other  instruments  issued by the U.S.
                  government;

3.       Debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit;

4.       Commercial paper;

5.       Foreign currency;

6.       Municipal bonds and notes;

7.       Interests in MCM unregistered  investment  companies (e.g.  Marsico  Aggressive  Global  Opportunities,  L.P. and
                  Marsico Aggressive Global Opportunities II, L.P.);

8.       Transactions in derivatives based on any of the above-listed securities;

9.       Non-volitional  transactions in which the Covered Person does not exercise  investment  discretion at the time of the  transaction  (e.g.,  calling of a security by the issuer,  automatic  exercise or liquidation of an in-the-money  derivative instrument upon expiration pursuant to exchange rules,  non-volitional  receipt of gifts out of the control of the Covered Person);

10.      Acquisitions  of securities  through  dividend  reinvestment  plans (note that  additional  shares  offered at no commission  charges are not permitted to be purchased by Covered Persons) and acquisitions of securities through the exercise of rights that are offered pro rata to all shareholders;

11.      Exercise of options  received  pursuant to an employment  arrangement,  provided that the sale of the  securities received upon exercise of the options are subject to the Code;

12.      Receipt of securities or options pursuant to an employment arrangement;

13.      Acquisition of securities by a Covered Person of the securities of the Covered Person's  employer or an affiliate thereof; and

14.      Initial  start-up  investments  in  operating  companies  for which a Covered  Person is a founding  member or an executive officer, provided that the Covered Person is not an Employee of Marsico.

         Additionally,  transactions in accounts ("Special Accounts") over which the Covered Person exercises no direct or indirect  influence or control may be excluded  from the Code (and treated as Exempted  Transactions)  provided that prior approval for exclusion  from the Code is obtained from Marsico by notifying,  and discussing  these Special  Accounts with the Compliance Officer.  An account will be deemed a Special Account provided all of the following conditions are met:
                                                                              ---

o        The Covered  Person  disclosed to the  Compliance  Officer the  existence  of the Special  Account and allows the
              General Counsel to review, upon his or her discretion, the governing documents of such Special Account;

o        The  Covered  Person  establishes  to the  satisfaction  of the General  Counsel  that he or she has no direct or indirect  influence or control over the Special  Account or over  investment  decisions made for the Special
              Account;

o        The Covered  Person  completes the attached  Special  Account  Certification  on an annual  basis,  or such other certification that the General Counsel may deem acceptable;

o        The Covered Person  establishes to the  satisfaction of the General Counsel that he or she provides no investment advice to the  person(s) who directly or indirectly  influence or control the  investment  decisions for the
              Special Account ("Control Persons");

o        The Covered  Person does not disclose to the Control  Persons any action that Marsico may take, or has or has not taken, or any Marsico consideration of any action with respect to that security; and

o        The Control  Persons do not disclose to the Covered Person any action such Control Persons may or may not take or any action under  consideration  with respect to any  transaction  for the Special  Account until after such decisions have been made and fully executed.

         If you have a Special Account and you feel that an exception from  compliance with the Code is warranted,  please see the  Compliance  Officer.  Determinations  as to whether  exception  from the Code will be granted,  will be made on a case-by-case  basis.  Depending on all of the facts and  circumstances,  Marsico reserves the right to require  additional procedures to be followed,  as Marsico deems necessary or appropriate.  Further,  Marsico  reserves the right at any time, in the discretion of the General Counsel,  to require  compliance with all or parts of the Code or to revoke the exception at any time.

         If you have any questions about whether a particular  transaction qualifies as an Exempted  Transaction,  contact the Compliance Officer or the General Counsel.

V.       PROCEDURES FOR SELLING SECURITIES
         ---------------------------------

         Although  Covered Persons may sell securities that they acquired prior to their  association  with Marsico,  they must do so  following  certain  procedures  designed to avoid the  potential  conflicts  of  interest  that can arise when selling their own holdings.  These  procedures  include  preclearing the  transaction,  holding the security for a certain length of time,  and following a black-out  period around client  trades.  Please note that these  procedures do not apply to Exempted Transactions (as defined above in Section IV).

Preclearance:  Before a Covered  Person sells  securities  that he or she acquired  prior to his or her  association  with
-------------
Marsico,  the Covered  Person must  complete a  Preclearance  Form,  a sample of which is attached to the Code.  A written
Preclearance  Form must be completed for all  disposition  transactions,  unless it qualifies as an Exempted  Transaction.
Marsico will treat the  preclearance  process as confidential  and will not disclose the  information  divulged during the preclearance process except as required by law or for appropriate business purposes.

         In reviewing preclearance requests for the acquisition of a private placement,  the Compliance Officer or General
Counsel  must take into  account  such  factors  as whether  the  investment  opportunity  should be  reserved  for client accounts, including the investment companies for which MCM serves as investment adviser.

         The Covered  Person  cannot sell the security in question  until he or she receives  written  authorization  from
Marsico to do so.  Preclearance  requests  will be reviewed  by the  Compliance  Officer or General  Counsel as quickly as possible.  Please  remember  that  preclearance  is not  automatically  granted for every trade.  For  example,  if MCM is considering  the  purchase of the security in question  for client  accounts,  including  the Funds,  preclearance  may be denied until the client order is completed.

         Once  preclearance  is granted,  it is valid only until the close of the next business day and for the particular security  and the  particular  amount  indicted on the  Preclearance  Form.  For  example,  the Covered  Employee  may not increase  the  size  of the  transaction  without  completing  a new  Preclearance  Form  and  without  receiving  written authorization  (the  Covered  Employee  may,  however,  decrease  the  size  of  the  transaction  without  obtaining  new authorization).

         Failure to obtain  preclearance  for a disposition of personal  securities is a serious breach of Marsico's rules and will be treated as such.  Violations  of the  preclearance  requirement  may  subject  the  Employee  to  disciplinary action,  up to and  including  termination  of  employment.  Failure to obtain  preclearance  may also result in the trade being  canceled with the Covered Person bearing any losses that occur.  Any profits that result in an  unauthorized  trade will be donated to a charity predesignated by Marsico.

         The  persons  who are  authorized  to sign the  Preclearance  Form are set forth  below.  This list is subject to change.

                  Compliance Officer
                  General Counsel
                  Vice President of Client Services

Holding Period: As a general principle,  personal  securities  transactions  should be for investment purposes and not for
---------------
the purposes of generating  short-term profits.  As a result,  Covered Persons generally will be prohibited from selling a security  that he or she acquired  within the  previous 60 days.  This policy  generally  is relevant  within the first 60 days of a Covered Person's  association with Marsico and means, for example,  that if a Covered Person acquired a security within 60 days prior to association  with Marsico,  he or she will not be permitted to sell the security until it has been held for at least 60 days.

Blackout  Period:  Covered Persons will not be able to sell personal  securities  holdings for either three days before or
-----------------
three days after a client  trade in the same or  equivalent  security.  Marsico  recognizes  that the  application  of the blackout period during the period before a client or portfolio trade can lead to certain  procedural  difficulties and may result in  inadvertent  violations  of the Code.  Nonetheless,  Marsico  has  determined  that the  blackout  period is an effective  way to avoid even the  appearance  of  impropriety.  Consequently,  Employees  carefully  should  consider  the potential  consequences of the blackout period before  determining to sell personal holdings in securities that MCM holds, or might consider holding, in client accounts, including the Funds.

         If a previously  entered Covered  Person's sale  transaction  falls within the applicable  blackout  period,  the
Covered Person must try to cancel the  transaction.  If the transaction  can be canceled prior to settlement,  the Covered
Person should do so, at the Covered  Person's  expense.  If the transaction  cannot be canceled prior to settlement,  then the Covered Person must disgorge any resulting profits to MCM, who will in turn donate them to a pre-designated charity.

         The blackout period does not apply to  transactions  which qualify as Exempted  Transactions  (as defined above).
If you have any question as to the  application  of the blackout  period,  contact the  Compliance  Officer or the General
Counsel.

VI.      REPORTS AND CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS
         ---------------------------------------------------------------------

         Personal  Holdings  Reports:  In order to address  potential  conflicts of interest that can arise when a Covered
         ----------------------------
Person  disposes of a security  acquired prior to his or her association  with Marsico and to help ensure  compliance with the Code, all Covered Persons must provide Marsico with a list of all securities  holdings (the "Personal  Holdings List")
in which they have a beneficial  interest  (other than interests in Exempted  Transactions).  This Personal  Holdings List
must be provided upon commencement of employment and updated annually thereafter.

         Marsico is sensitive to Covered  Persons'  privacy  concerns and will  endeavor not to disclose the contents of a
Covered Person's Personal Holdings List to anyone unnecessarily.

         Quarterly  Transaction  Reports:  Pursuant to the federal securities laws for registered  investment advisers and
         --------------------------------
registered investment companies,  Covered Persons must file a Quarterly Securities  Transaction Report with Marsico within
10 days after the end of each quarter.  If no  securities  transactions  occurred  during the relevant  quarter,  a Report indicating that fact still must be filed with Marsico.

         Duplicate  Brokerage  Confirmations:  To assist  Marsico in  monitoring  compliance  with the Code,  each Covered
         ------------------------------------
Person must  instruct  each  broker-dealer  with whom he or she  maintains an account to send  directly to the  Compliance
Officer a duplicate copy of all transaction  confirmations  generated by that  broker-dealer  for that account.  A form of brokerage  letter is attached to the Code. In order to help ensure that  duplicate  brokerage  confirmations  are received for all Covered Persons, each Covered Person is required to complete a Brokerage Account Form annually.

         Certification  of Compliance:  The Compliance  Officer will notify each Employee that he or she is subject to the
         -----------------------------
Code and will give each  Employee a copy of the Code.  Each  Employee will be required to certify that he or she has read, understands  and has  complied  with  (or in the  case of a newly  hired  Employee,  will  comply  with)  the  Code.  This
Certification of Compliance is required upon commencement of employment and annually thereafter.

VII.     MISCELLANEOUS
         --------------

         Certain  activities,  while not directly involving  personal trading issues,  nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code.

         Service on Boards:  Marsico  Employees are  prohibited  from serving on the board of directors of any  for-profit
         ------------------
company or organization  without the prior,  written approval of the General  Counsel.  Such approval will only be granted when Marsico  believes  that such board  service will be  consistent  with the  interests of Marsico's  clients.  If board service is authorized,  appropriate  procedures will be developed to ensure that confidential  information is not obtained or used by the Marsico Employee or by Marsico.

         Gifts: On occasion,  you may be offered, or may receive,  gifts from clients,  brokers,  vendors or other persons
         ------
not  affiliated  with Marsico.  The receipt of  extraordinary  or  extravagant  gifts from such persons is not  permitted.
Gifts of a nominal value (i.e.,  gifts the reasonable  value of which is no more than $100 annually from one person),  and customary  business  meals and  entertainment  (e.g.,  sporting  events) at which both you and the giver are  present  and promotional items (e.g., pens, mugs) may be received.  You may not, however, solicit any gifts.

         You may not give  any gift  with a fair  market  value in  excess  of $100 per year to  persons  associated  with securities or financial  organizations  including exchanges,  other member organizations,  commodity firms, news media, or clients of the firm. You may provide  reasonable  entertainment to such persons,  provided that both you and the recipient are present.

         You must never give or receive  gifts or  entertainment  that would be  embarrassing  to either you or Marsico if made public.

         Annual Board Review:  No later than September 1, 2000 and no less  frequently  than  annually,  the management of
         --------------------
MCM annually will provide,  and the Board of Trustees of the Funds will review, a written report that summarizes  existing procedures  concerning  personal  trading  (including  any  changes in the  Code),  certifies  that  Marsico  has  adopted procedures  reasonably  necessary  to prevent  violations  of the Code,  highlights  material  violations  of the Code and sanctions  imposed in  response  to the  material  violations  since the last  report to the  Board,  and  identifies  any recommended changes to the Code.

         Special  Consideration   Regarding  Private  Placement  Investments:   Where  a  Marsico  Employee  has  acquired
         -----------------------------------------------------------------------
securities of an issuer  through a private  placement,  either before his or her  association  with Marsico or pursuant to the procedures  described above,  special  consideration must be given if MCM subsequently seeks to purchase securities of the same issuer for one or more if its client  accounts,  including the Funds.  Specifically,  if the Marsico Employee who
acquired the private  placement  plays a part in MCM's  subsequent  consideration  of an  investment  in securities of the issuer of the private  placement,  then the Marsico  Employee's  private  placement  investment  must be  disclosed to all clients for whom MCM is  considering  making the  investment in securities of that issuer.  In such  circumstances,  MCM's decision  to  purchase  securities  of the issuer for any client  account,  including  the Funds,  should be subject to an independent review by investment personnel with no personal interest in the issuer.

VIII.    FORMS
         -----

         Attached to the Code are the following forms or documents:

o        Marsico Preclearance Form;
o        Personal Holdings List;
o        Quarterly Transaction Report;
o        Form of Brokerage Letter;
o        Brokerage Account Form;
o        Certification of Compliance;
o        Special Account Certification; and
o        Annual Insider Trading Representation

IX.      REVIEW OF REPORTS REQUIRED BY CODE
         ----------------------------------

         Each report  required to be submitted  under Section VI of the Code will be promptly  reviewed by the  Compliance
Officer when submitted.

         Any violation or potential  violation of the Code will be brought to the attention of the General  Counsel within five business days of its discovery.  The Compliance  Officer will  investigate any such violation or potential  violation and report to the General Counsel with a recommendation  of appropriate  action to be taken against any individual whom it is determined has violated the Code, as is necessary to cure the violation and prevent future violations.

         The Compliance  Officer will keep a written record of all  investigations in connection with any Code violations, including any actions taken as a result of the violation.

X.       VIOLATIONS OF THE CODE
         ----------------------

         Marsico views violations of the Code to be a serious breach of the firms' rules.  Consequently,  any Employee who violates any policy or procedure  contained in the Code is subject to  sanctions,  including  termination  of  employment.
Further,  violations of the Code may constitute  violations of federal and/or state laws and may be referred to the proper authorities  upon  discovery.  If you have any questions about any aspect of the Code,  contact the Compliance  Officer or the General Counsel.

XI.      RECORDKEEPING REQUIREMENTS
         --------------------------

         The  following  records  must be  maintained  at Marsico's  principal  place of business in the manner and to the extent set out below.  These records must be available to the  Securities  and Exchange  Commission or any  representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

o        A copy of the Code  that is in  effect,  or at any time  within  the  past  five  years  was in  effect,  must be maintained in an easily accessible place;

o        A record of any violation of the Code, and of any action taken as a result of the  violation,  must be maintained in an easily  accessible  place for at least  five  years  after  the end of the  fiscal  year in which the violation occurs;

o        A copy of each report  required  to be  submitted  by an Employee  under  Section VI of the Code,  including  any information provided on broker transaction confirmations and account statements,  must be maintained for at least  five  years  after the end of the  fiscal  year in which the  report is made or the  information  is provided, the first two years in an easily accessible place;

o        A record of all  Employees,  currently  or within the past five years,  who are or were  required to make reports under the Code will be maintained in an easily accessible place;

o        A record of all  persons,  currently or within the past five years,  who are or were  responsible  for  reviewing reports of Employees will be maintained in an easily accessible place;

o        A copy of each Marsico  Preclearance  Form  submitted to the  Compliance  Officer must be maintained for at least five years after the end of the fiscal  year in which the form was  submitted  or the  approval is granted, whichever is later; and
o        A copy of each report to the Board of Trustees of the Funds  required to be submitted  pursuant to Section VII of the Code must be  maintained  for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

XII.     APPROVAL REQUIREMENTS
         ---------------------

         This Code and any  material  changes to the Code must be approved by the Funds'  Board of  Trustees,  including a majority of the trustees who are not  interested  persons (as defined in the  Investment  Company Act of 1940,  as amended
(the  "1940  Act")),  within  six  months  after  the  adoption  of the  change.  Each  such  approval  must be based on a termination  that the Code contains  provisions  reasonably  necessary to prevent  Employees  from engaging in any conduct prohibited by Rule 17j-l under the 1940 Act.

XIII.    EFFECTIVE DATE
         --------------

         The Code is effective as of May 23, 2000.